SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant |_|

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   |_| Preliminary Proxy Statement            |_| Confidential, For Use of the
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   |_| Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
   |_| Soliciting Material Under Rule 14a-12

                               PARKERVISION, INC.
                (Name of Registrant as Specified in Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                               PARKERVISION, INC.
                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 9, 2005

                                   -----------

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ParkerVision, Inc. will be held at the Marriott Hotel, 1501 International Parkway, Lake Mary, Florida on Tuesday, August 9, 2005 at 9:00 a.m. local time, for the following purposes:

      1. To elect nine directors to hold office until the annual meeting of shareholders in 2006 and until their respective successors have been duly elected and qualified; and

      2. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

      The transfer books will not be closed for the annual meeting. Only shareholders of record at the close of business on June 24, 2005 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                        By Order of the Board of Directors


                                        Stacie Wilf
                                        Secretary

Jacksonville, Florida
June 27, 2005

                               PARKERVISION, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held at 9:00 a.m. local time, on Tuesday, August 9, 2005 and any adjournments. The annual meeting will be held at the Marriott Hotel, 1501 International Parkway, Lake Mary, Florida. The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

      Our executive offices are located at 8493 Baymeadows Way, Jacksonville, Florida 32256. This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about July 8, 2005.

Record Date; Voting Securities

      Our board of directors has fixed the close of business on June 24, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting. As of June 24, 2005, we had issued and outstanding 20,900,374 shares of common stock, par value $.01 per share, our only class of voting securities outstanding. Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Solicitation, Voting and Revocation of Proxies

      Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in the returned proxy. If no instructions are given, proxies returned by shareholders will be voted "FOR" the election of the nominees as our directors listed below and as the proxies named in the proxy determine in their discretion with respect to any other matters properly brought before the meeting. Any proxy may be revoked by written notice received by our secretary at any time prior to the voting at the meeting, by submitting a subsequent proxy or by attending the annual meeting and voting in person. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy.

      The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

      The directors will be elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the highest number of votes in their favor will be elected as our directors. Consequently, any shares not voted "FOR" a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee's favor.

      All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting are counted as "votes cast" with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed "votes cast" with respect to the proposal and therefore will have no effect on the vote.

Annual Report

      Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004, which contains our audited financial statements, is being mailed along with this proxy statement.

      We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if requested in writing to The Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as of June 24, 2005 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our director nominees, (iii) each executive officer whose compensation exceeded $100,000 in 2004, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).

                                                                    Amount and Nature of              Percent of
Name of Beneficial Owner                                            Beneficial Ownership               Class(1)
------------------------                                            --------------------               --------
Jeffrey L. Parker(2)                                                     3,342,840 (3)(4)               15.45%
J-Parker Family Limited Partnership(5)                                   2,325,984 (4)                  11.13%
Todd Parker(2)                                                           1,120,588 (6)(7)                5.32%
T-Parker Family Limited Partnership(5)                                     876,255 (7)                   4.19%
Stacie Wilf(2)                                                           1,011,406 (8)(9)                4.82%
S-Parker Wilf Family Limited Partnership(5)                                863,811 (9)                   4.13%
David F. Sorrells(2)                                                       674,500 (10)                  3.13%
William A. Hightower                                                       297,500 (11)                  1.41%
Richard A. Kashnow                                                         125,000 (12)                  0.59%
William L. Sammons                                                         179,750 (13)                  0.85%
Nam P. Suh                                                                  60,000 (14)                  0.29%
Papken S. der Torossian                                                    125,000 (15)                  0.59%
Cynthia Poehlman(2)                                                         94,600 (16)                  0.45%
John Metcalf                                                                50,000 (17)                  0.24%
Wellington Management Company, LLP(18)                                   2,922,900 (18)                 13.98%
Leucadia National Corporation(19)                                        1,607,973 (19)                  7.52%
Banca del Gottardo(20)                                                   1,533,471 (20)                  7.33%
Arbor Capital Management, LLC(21)                                        1,214,000 (21)                  5.81%
All directors, director nominees and executive officers as a             7,081,184 (2(2))               30.23%
group (11 persons)

----------

(1) Percentage includes all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)   The person's address is 8493 Baymeadows Way, Jacksonville, Florida 32256.

(3) Includes 730,000 shares of common stock issuable upon currently exercisable options, 2,325,984 shares held by the J-Parker Family Limited Partnership and 33,989 shares owned of record by Mr. Parker's three children over which he disclaims ownership. Excludes 30,000 shares of common stock issuable upon options that may become exercisable in the future.

(4) J-Parker Family Limited Partnership is the record owner of 2,325,984 shares of common stock. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of common stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares.

(5)   The entity's address is 409 S. 17th Street, Omaha, Nebraska 68102.

(6) Includes 147,500 shares of common stock issuable upon currently exercisable options, 876,255 shares held by T-Parker Family Limited Partnership and 10,000 shares owned of record by Mr. Parker's spouse and 100 shares owned of record by Mr. Parker's child over which he disclaims ownership. Excludes 20,000 shares of common stock issuable upon options that may become exercisable in the future.

(7) T-Parker Family Limited Partnership is the record owner of 876,255 shares of common stock. Mr. Todd Parker has sole voting and dispositive power over the shares of common stock owned by the T-Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

(8) Includes 87,500 shares of common stock issuable upon currently exercisable options, 863,811 shares held by S-Parker Wilf Family Limited Partnership and 30,590 shares owned of record by Ms. Wilf's two children over which she disclaims ownership.

(9) S-Parker Wilf Family Limited Partnership is the owner of 863,811 shares of common stock. Ms. Wilf has sole voting and dispositive power over the shares of common stock owned by the S-Parker Wilf Family Limited Partnership, as a result of which Ms. Wilf is deemed to be the beneficial owner of such shares.

(10) Represents 674,500 shares of common stock issuable upon currently exercisable options. Does not include 175,000 shares of common stock issuable upon options that may become exercisable in the future.

(11) Includes 272,500 shares of common stock issuable upon currently exercisable options.

(12) Represents 125,000 shares of common stock issuable upon currently exercisable options.

(13) Includes 160,000 shares of common stock issuable upon currently exercisable options.

(14) Includes 60,000 shares of common stock issuable upon currently exercisable options. Excludes 50,000 shares of common stock issuable upon options that may become exercisable in the future.

(15) Represents 125,000 shares of common stock issuable upon currently exercisable options.

(16) Represents 94,600 shares of common stock issuable upon currently exercisable options. Excludes 137,400 shares of common stock issuable upon options that may become exercisable in the future.

(17) Includes 50,000 shares of common stock issuable upon currently exercisable options.

(18) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of the shares of common stock of the Company that are owned of record by investment advisory clients of Wellington Management. Of the shares of common stock of the Company held by its advisory clients, Wellington Management has shared voting authority over 1,356,100 shares and non voting authority over 1,566,800 shares. The number of shares reported excludes shares underlying currently exercisable warrants as they are not outstanding and there is no vote. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2005 and the subscription and warrant agreements dated March 10, 2005 between the Company and Wellington Capital Management Company, LLP.

(19) The business address of Leucadia National Corporation is 315 Park Avenue South, New York, New York 10010. The number of shares reported as beneficially owned includes 484,293 shares underlying a currently exercisable warrant. The foregoing information was derived from a Schedule 13G filed with the SEC on April 1, 2003.

(20) The address is Banca del Gottardo, Viale S. Franscini 8, CH-6901 Lungano, Switzerland. The Banca del Gottardo has sole voting and dispositive power over 250,000 shares of common stock and shared voting and dispositive power over 1,266,805 shares of common stock. The shares over which they have shared authority are held for the benefit of third parties. The number of shares reported includes 16,666 shares underlying a currently exercisable warrant. The foregoing information was derived from an amendment to Schedule 13G filed with the SEC on February 7, 2005 and the subscription and warrant agreements dated March 10, 2005 between the Company and Banca del Gottardo.

(21) The address is One Financial Plaza, 120 South Sixth Street, Suite 100, Minneapolis, Minnesota 55402. The foregoing information was derived from a
      Schedule 13G filed with the SEC on February 4, 2005.

(22) Includes 2,526,600 shares of common stock issuable upon currently exercisable options held by directors and officers and excludes 412,400 shares of common stock issuable upon options that may vest in the future held by directors and officers (see notes 3, 6, 8, 10, 11, 12, 13, 14, 15, 16 and 17, above).

                        PROPOSAL 1: ELECTION OF DIRECTORS

      The persons listed below have been designated by our board of directors as candidates for election as directors to serve until the next annual meeting of shareholders at which they will be elected or until their respective successors have been elected and qualified. The by-laws of the Company currently provide that the board of directors may set the number of directors, and currently the number of directors has been set at nine persons. At this annual meeting, nine persons are being nominated. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. In case any of these persons become unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other person in accordance with their judgment.


                                     Director
Name                         Age      Since                  Position
----                         ---      -----                  --------

Jeffrey L. Parker             48       1989       Chairman of the Board and
                                                  Chief Executive Officer
Todd Parker                   41       1989       Vice President, Corporate
                                                  Development and Director
David F. Sorrells             46       1997       Chief Technical Officer and
                                                  Director
William A. Hightower          61       1999       Director
Richard A. Kashnow            63       2000       Director
John Metcalf                  54       2004       Director
William L. Sammons            84       1993       Director
Nam P. Suh                    69       2003       Director
Papken S. der Torossian       66       2003       Director

      Jeffrey L. Parker has been chairman of the board and our chief executive officer since our inception in August 1989 and our president from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research development, manufacturing and sales and marketing for the heating, ventilation and air conditioning industry.

      Todd Parker has been a director since our inception and was a vice president of ours from inception to June 1997. Mr. Parker acted as a consultant to us from June 1997 through November 1997 and from September 2001 to July 2002. On July 31, 2002, Mr. Parker was appointed president of the Video Business Unit of the Company until that division was sold in May 2004 when his title was changed to Vice President, Corporate Development. From January 1985 to August 1989, Mr. Parker served as general manager of manufacturing for Parker Electronics.

      David F. Sorrells has been our chief technical officer since September 1996 and has been a director since January 1997. From June 1990 to September 1996, Mr. Sorrells served as our engineering manager.

      William A. Hightower has been a director since March 1999. From September 2003 to his retirement in November 2004, Mr. Hightower was the president of the Company. Mr. Hightower was the president and chief operating officer and a director of Silicon Valley Group, Inc. ("SVGI"), from August 1997 until his retirement in May 2001. SVGI is a publicly held Company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as chairman and chief executive officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the president and chief executive officer of Telematics International, Inc.

      Richard A. Kashnow has been a director since August 2000. From August 1999 until his retirement in January 2003, Mr. Kashnow was the president of Tyco Ventures, the venture capital arm of Tyco International, Inc., a diversified manufacturing services Company. From October 1995 to its acquisition by Tyco in 1999, Mr. Kashnow was the chairman, chief executive officer and president of Raychem Corporation, a technology Company specializing in electronic components and engineered materials. Mr. Kashnow received a PhD in physics from Tufts University, served in the U.S. Army, and started his career at General Electric. He serves on three other public company boards, Komag, for which he serves as the non-executive chairman, ActivCard, and Ariba.

      John Metcalf has been a director since June 2004. Since November 2002, Mr. Metcalf has been a CFO Partner with Tatum Partners, a professional services firm providing financial and information technology leadership with over 425 CFO and CIO partners nationwide. Mr. Metcalf currently also is serving as CFO for Siltronic Corporation, a silicon wafer manufacturing company. From February 2001 to December 2001, Mr. Metcalf was vice president and chief financial officer of Zight Corporation, a venture funded microdisplay company. From January 1997 to December 2000, he was the vice president and chief financial officer of WaferTech, a semiconductor foundry that was a joint venture of TSMC, Altera, Analog Devices, and ISSI. Mr. Metcalf was the senior vice president of finance, chief financial officer and corporate secretary of Siltec Corporation, a silicon wafer manufacturer, from 1992 to 1997, and the vice president finance and chief financial officer of Oki Semiconductor from 1987 to 1991. Prior to his employment by Oki Semiconductor, Mr. Metcalf was employed for eleven years by Advanced Micro Devices in a number of finance managerial positions.

      William L. Sammons has been a director since October 1993. From 1981 until his retirement in 1985, Mr. Sammons was president of the North American Operations of Carrier Corporation.

      Nam P. Suh has been a director since December 2003. Mr. Suh has been a member of the MIT faculty since 1970, where, among the many positions held, he recently has been the director of the MIT Laboratory for Manufacturing and Productivity, head of the department of Mechanical Engineering (1991-2001) director of the MIT Manufacturing Institute and director of the Park Center for Complex Systems. In 1984, Mr. Suh was appointed the assistant director of engineering of the National Science Foundation by President Ronald Reagan and confirmed by the U.S. Senate. Mr. Suh is a widely published author of approximately 300 articles and seven books on topics related to tribology, manufacturing, plastics and design. Mr. Suh has approximately 50 United States patents and many foreign patents, some of which relate to plastics, polymers and design.

      Papken S. der Torossian has been a director since June 2003. Mr. der Torossian was chief executive officer of SVGI from 1986 until 2001. Prior to his joining SVGI, he was president and chief executive officer of ECS Microsystems, a communications and PC company that was acquired by AMPEX Corporation where he stayed on as a manager for a year. From 1976 to 1981 Mr. der Torossian was president of the Santa Cruz Division of Plantronics where he also served as vice president of the Telephone Products Group. Previous to that he spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a variety of management positions. From 1997 to 2001, Mr. der Torossian served on the board of the Silicon Valley Manufacturing Group. In March 2003, he joined the board of directors as chairman of Therma-Wave, Inc., a Company engaged in the manufacture and sale of process control metrology systems used in manufacturing semiconductors.

      Messrs. Jeffrey and Todd Parker are brothers.

Independence of Directors

      The common stock of the company is listed on the Nasdaq National Market System, and the company follows the rules of Nasdaq in determining if a director is independent. The board of directors also consults with the company's counsel to ensure that the board of directors' determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Messrs. Richard A. Kashnow, William
L. Sammons, Nam P. Suh, Papken S. der Torossian and John Metcalf are the independent directors of the company. The other remaining directors are not considered independent due to their current or recent employment by the company.

Board Meetings and Committees

      During the fiscal year ended December 31, 2004, our board of directors met ten times and did not act by consent. All of our directors attended each of the meetings except that Nam Suh and Richard Kashnow each missed one meeting during the last fiscal year. The directors are strongly encouraged to attend meetings of shareholders. At the annual meeting of shareholders held in 2004, all of our directors attended the meeting. Members of our board of directors generally are elected annually by our shareholders and may be removed as provided for in the 1989 Business Corporation Act of the State of Florida and our articles of incorporation.

      The board of directors has three committees, the audit committee, the compensation committee and the nominating committee. Members of the individual committees are named below.

Audit                     Compensation                   Nominations
-----                     ------------                   -----------

John Metcalf*             Richard A. Kashnow*            Nam P. Suh*

Richard A. Kashnow        William L. Sammons             John Metcalf

William L. Sammons        Papken S. der Torossian        Papken S. der Torossian

* Chairperson.

Audit Committee

      General. The audit committee was established in 1994. It is comprised of independent directors and is governed by a board-approved charter amended and readopted in 2003 and filed as an exhibit to the proxy statement for the 2003 annual meeting. The charter, among other things, contains the committee's membership requirements and responsibilities. The audit committee oversees the Company's accounting, financial reporting process, internal controls and audits, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the Company's independent auditors. It maintains direct responsibility for the compensation, termination and oversight of the Company's independent auditors and evaluates the independent auditors' qualifications, performance and independence. The audit committee also monitors compliance with the Company's policies on ethical business practices and reports on these items to the board of directors. The audit committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Further the audit committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under "Shareholder Communications with the Board."

      Financial Expert on Audit Committee. The board of directors made a qualitative assessment of each of the audit committee members to determine their level of financial knowledge and experience based on a number of factors and has determined that each member is a financial expert within the meaning of all applicable rules. This determination was made with reference to the rules of Nasdaq and the SEC. The board of directors considered each of these persons' ability to understand generally accepted accounting principles and financial statements, their ability to assess the general application of generally accepted accounting principles in connection with our financial statements, including estimates, accruals and reserves, their experience in analyzing or evaluating financial statements of similar breadth and complexity as our financial statements, their understanding of internal controls and procedures for financial reporting and their understanding of the audit committee functions.

      Meetings and Attendance. During the fiscal year ended December 31, 2004, the audit committee met 13 times and acted one time by unanimous consent. The audit committee has also met four times since January 1, 2005, in connection with the annual report for the fiscal year ended December 31, 2004.

      The firm of PricewaterhouseCoopers LLP acts as our principal accountants. The following is a summary of fees paid to the principal accountants for services rendered.

      Audit Fees. For the years ended December 31, 2003 and December 31, 2004, the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports were approximately $173,900 and $560,300 respectively.

      Audit Related Fees. For the years ended December 31, 2003 and December 31, 2004, there were no fees billed for professional services by our independent auditors rendered in connection with audit related services.

      Tax Services Fees. For the years ended December 31, 2003 and December 31, 2004, the aggregate fees billed for professional services rendered for tax services by our independent auditors were approximately $800 and $0, respectively.

      All Other Fees. For the years ended December 31, 2003 and December 31, 2004, the aggregate fees billed for other professional services by our independent auditors were approximately $0 and $1,500, respectively.

      All the services discussed above were approved by our audit committee. The audit committee pre-approves the services to be provided by its independent auditors, including the scope of the annual audit and non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

Audit Committee Report

      Pursuant to the charter of the audit committee originally adopted on June 12, 2000 and amended on April 25, 2003, the audit committee's responsibilities include, among other things:

      o annually reviewing and reassessing the adequacy of the committee's formal charter;

      o reviewing and discussing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

      o reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

      o     the engagement of the independent auditor;

      o     reviewing the independence of the independent auditors;

      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

      o the appointment of the independent auditor by the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

      o approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

      The audit committee pre-approves the services to be provided by its independent auditors. During the period January 1, 2004 through March 31, 2005, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees and approved them. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the Company and an officer or director outside the ordinary course.

      On many occasions during 2004 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, the chief financial officer and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed and reviewed with management and the independent auditors the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), various accounting issues relating to presentation of certain things in our financial statements and compliance with
Section 10A of the Securities Exchange Act of 1934. Our independent auditors also provided the audit committee with the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence. The committee discussed financial risk exposures relating to the Company with management and the processes in place to monitor and control the exposure resulting therefrom, if any. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004. The committee evaluated the performance of PricewaterhouseCoopers LLP and recommended to the board their re-appointment as the independent auditors for the fiscal year ending December 31, 2005.

John Metcalf
Richard A. Kashnow
William L. Sammons

Compensation Committee

      General. The compensation committee, which is comprised of independent directors, consults generally with management on matters concerning executive compensation and benefit plans where board of directors or shareholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the board of directors on compensation generally, executive officer salaries, bonus awards and equity compensation, special awards and supplemental compensation and director compensation. The compensation committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where board of director approval is required. It also administers the Company's 2000 Performance Equity Plan and, to the extent of outstanding awards, the 1993 Stock Option Plan. In 2005, the compensation committee retained an external compensation consultant to assist in a review of executive and board compensation programs.

      Meetings and Attendance. During fiscal year ended December 31, 2004, the compensation committee met three times and acted by unanimous consent one time.

Compensation Committee Report

      General Compensation Policy. We operate in a competitive and rapidly changing high technology industry. The compensation committee believes that the compensation program for our executive officers should be designed to attract, motivate and retain talented executives responsible for the success of our Company. The compensation committee believes the compensation program should be determined within a competitive framework and should be based on achievement of overall financial results and individual contribution.

      Compensation Components. The three major components that currently make up the compensation of our executive officers are: base salary; annual cash incentive awards in the form of a cash bonus; and long-term equity-based incentive awards historically in the form of stock option grants.

      The compensation committee's determination of the compensation components for executive officers is based on a conventional approach utilizing benchmark data, industry practices, recommendations of independent compensation consultants and, ultimately, the business judgment of the committee members. The compensation committee has compared its executives' compensation levels to independent compensation surveys and compensation packages for executives in similarly sized technology companies and has found its compensation packages to be comparable.

      The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other companies. Annual cash bonuses are subjective and are based on our achievement of financial performance targets and certain qualitative milestones, as well as individual contribution. Long-term equity-based incentive awards, historically in the form of stock option grants, are determined subjectively based on the executive's position within us, individual performance, potential for future responsibility and promotion, and the number of unvested options held at the time of the new grant. The relative weight given to each of these factors varies among individuals at the compensation committee's discretion.

      Executive Compensation Reviewed. Pursuant to Mr. Jeffrey Parker's written employment agreement, the committee increased Mr. Parker's salary to $325,000 per annum on October 1, 2004 and it remains the same until October 1, 2005. After consideration of Mr. Parker's involvement in raising additional capital for the Company and implementing the strategic shifts in the Company's product focus, he compensation committee awarded Mr. Parker an aggregate bonus of $175,000 for the fiscal year 2004.

      Pursuant to Mr. David Sorrells' written employment agreement, the committee increased Mr. Sorrells' salary by 5% to $262,500 in March 2005. After consideration of Mr. Sorrells' technology accomplishments in 2004, the compensation committee awarded a cash bonus of $135,000 to Mr. Sorrells.

      Mr. Todd Parker was employed as the president of the video business unit until the sale of that division in May 2004 at which time he was employed as the vice president of corporate development. Mr. Parker is not employed under a written employment agreement and the committee did not recommend a salary increase for Mr. Parker for fiscal year 2004. In consideration of his work in facilitating the sale of the Company's video division, the compensation committee awarded Mr. Parker a bonus of $40,000 for fiscal year 2004.

      Cynthia Poehlman currently is employed as the chief financial officer of the Company. Ms. Poehlman is not employed under a written employment agreement. The compensation committee reviewed Ms. Poehlman's compensation in connection with her promotion to chief financial officer in June 2004 and increased her salary to $150,000 and awarded her an option to purchase 150,000 shares of common stock at $5.70 per share, vesting ratably over five years, and expiring June 25, 2014. After consideration of her work in facilitating the sale of the video division and meeting the requirements Section 404 of Sarbanes-Oxley, Ms. Poehlman was also awarded a cash bonus of $75,000 for fiscal year 2004.

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate our future filings under those statutes, the preceding Compensation Committee Report on Executive Compensation and our Stock Performance Graph (set forth herein below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any of our future filings under those statutes.

THE COMPENSATION COMMITTEE
Richard A. Kashnow
William L. Sammons
Papken S. der Torossian

Nominations Committee

      General. The nominations committee, which consists of independent directors, is responsible for overseeing the selection of persons to be nominated as directors of the Company.

      The nominations committee considers persons identified by its members, management, shareholders, potential investors, investment bankers and others. The nominations committee may also use the services of search firms to assist in identifying potential directors, in gathering information about the background and experience of such persons and acting as an intermediary with such persons.

      The nominations committee adopted a written charter in April 2004 which is available on the Company's website at www.parkervision.com. The nominations committee does not have any formal criteria for nominees; however, it believes that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded Company, be familiar with industries relevant to the Company's business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public Company, and be able to promote a diversity of views based on the person's education, experience and professional employments. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement the Company's business plan, perpetuate its business and represent shareholder interests. The nominations committee may require certain skills or attributes, for example financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by shareholders and other persons.

      Shareholders and others wishing to suggest candidates to the nominations committee for consideration as directors must submit written notice to the corporate secretary, who will provide it to the nominations committee. The Company also has a method by which shareholders may nominate persons as directors which is described in the section "Shareholder Proposals and Nominations."

      At the annual meeting to which this proxy relates, all the current directors have been nominated to stand for re-election. Three of the persons standing for re-election are employed by the Company in executive capacities.

Code of Ethics and Shareholder Contact

      The board of directors has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the Company files or submits to the SEC and others. A copy of the code of ethics may be found on the Company's website.

      Shareholders may contact members of the board of directors by writing to them in care of the corporate secretary at the headquarters. The corporate secretary will forward correspondence received to the directors from time to time. This procedure was approved by the independent directors.

Compensation of Outside Directors

      For the 2004-2005 year of director service, each non-employee director received an annual retainer of $20,000 paid in quarterly installments, a meeting fee of $2,500 for each meeting attended in-person or $1,500 for each meeting attended telephonically, and an option grant of 10,000 shares upon completion of the year of service as a director. In addition, each committee chairman received an annual retainer of $5,000 paid in quarterly installments. New non-employee directors received an option grant of 40,000 shares upon initial election to the board. These options vested at the end of the first year of board service.

      The foregoing director compensation program was implemented in June 2004 and is subject to review and amendment by the board for the upcoming 2005-2006 year of board service. Prior to June 2004, the director compensation program included an annual retainer of $8,000 payable in quarterly installments with no per meeting fees. In addition, non-employee directors received an annual grant of 10,000 share options for serving as a director with an additional 5,000 share options for serving as a committee chairperson and 2,500 share options for committee participation, not to exceed 15,000 total share options per director in any fiscal year.

      All board members are reimbursed for reasonable expenses incurred in attending meetings and reasonable expenses incurred in attending relevant training seminars.

Executive Compensation

      The following tables summarize the cash compensation paid by the company to each of its executive officers (including our chief executive officer) who were serving as executive officers at the end of the year ended December 31, 2004, for services rendered in all capacities to the company and its subsidiaries during the years ended December 31, 2004, 2003 and 2002, options granted to such executive officers during the year ended December 31, 2004, and the value at the end of the fiscal year ended December 31, 2004 of all options granted to the executive officers.

=====================================================================================================
                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------
                                                                                        Long Term
                                                        Annual Compensation           Compensation
Name and Principal                 Fiscal Year     --------------------------------------------------
Position                           Ended 12/31      Salary               Bonus       Options/SARs (#)
-----------------------------------------------------------------------------------------------------
Jeffrey L. Parker                     2004         $305,288            $175,000
  Chairman of the Board and           2003         $300,000            $ 25,000               --
  Chief Executive Officer             2002         $281,700                  --           15,000
-----------------------------------------------------------------------------------------------------
William A. Hightower                  2004         $230,769                  --               __
  President of the Company            2003         $ 76,883(2)         $ 25,000          515,000
  and Director(1)                       --               --                  --               --
-----------------------------------------------------------------------------------------------------
Todd Parker                           2004         $200,000            $ 40,000
  Vice President, Corporate           2003         $182,115            $ 25,000               --
  Development and Director            2002         $ 62,000(3)               --           60,000
-----------------------------------------------------------------------------------------------------
Cynthia Poehlman                      2004         $136,154            $ 75,000          150,000
  Chief Financial Officer             2003         $120,000            $ 17,000               --
                                      2002         $ 87,500            $ 12,500           12,000
-----------------------------------------------------------------------------------------------------
David F. Sorrells                     2004         $259,856            $135,000               --
  Chief Technical Officer and         2003         $250,000            $125,000          125,000
  Director                            2002         $244,200                  --               --
=====================================================================================================

(1) Mr. Hightower was president from September 2003 until he resigned on November 14, 2004.

(2) Excludes director fees of $6,000 paid to Mr. Hightower as an outside director from January 1, 2003 through September 2, 2003.

(3) Excludes $74,891 of compensation paid to Mr. Todd Parker as a consultant from September 2001 to July 2002.

      We cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to our employees, or the extent to which benefits are personal rather than business. We have concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, or, in the case of a group, the lesser of $50,000 for each individual in the group, or 10% of the compensation reported in the preceding table for the group, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

=====================================================================================================================
                        OPTION/GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                                                                                                Realizable Value
---------------------------------------------------------------------------------------------------------------------
                                                   % of Total
                                                    Options
                                Number of         Granted to
                              Shares Under       Employees in     Exercise      Expiration
Name                             Options          Fiscal Year       Price          Date              5%           10%
---------------------------------------------------------------------------------------------------------------------
Jeffrey L. Parker                    --               --              --             --              --            --
---------------------------------------------------------------------------------------------------------------------
William A. Hightower                 --               --              --             --              --            --
---------------------------------------------------------------------------------------------------------------------
Todd Parker                          --               --              --             --              --            --
---------------------------------------------------------------------------------------------------------------------
Cynthia Poehlman                150,000(1)            20%          $5.70        6/25/14         537,612     1,362,360
---------------------------------------------------------------------------------------------------------------------
David F. Sorrells                    --               --              --             --              --            --
=====================================================================================================================

(1)   Granted in 2004 upon her promotion to Chief Financial Officer.

==================================================================================================================
                   AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES
                              AT DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------
                                      Number of Unexercised Options/SARs         Value of Unexercised In-the-Money
                                           at Fiscal Year End (#)                 Options/SARs at Fiscal Year End
                               -----------------------------------------------------------------------------------
Name                                 Exercisable            Unexercisable        Exercisable        Unexercisable
------------------------------------------------------------------------------------------------------------------
Jeffrey L. Parker                      730,000                  30,000             $20,500               $-0-
------------------------------------------------------------------------------------------------------------------
William A. Hightower                   262,500                   -0-               $107,700              $-0-
------------------------------------------------------------------------------------------------------------------
Todd Parker                            137,500                  30,000             $20,500               $-0-
------------------------------------------------------------------------------------------------------------------
Cynthia Poehlman                        64,700                 169,800               $-0-              $480,000
------------------------------------------------------------------------------------------------------------------
David F. Sorrells                      674,500                 175,000               $-0-                $-0-
==================================================================================================================

Employment Agreements

      In September 2000, we entered into an employment agreement with Jeffrey L. Parker, our chairman of the board and chief executive officer, which expires on September 30, 2005. Mr. Parker currently receives an annual base salary of $325,000. Mr. Parker also will receive bonuses from time to time as may be determined by the compensation committee, and he is eligible to participate in the various benefit plans available to all executives of the company. Mr. Parker was awarded a cash bonus of $175,000 in connection with his employment during 2004. Mr. Parker was awarded two stock options in 2000 in connection with his execution of an employment agreement with us. The first option is for 350,000 shares of common stock, exercisable at a price per share of $41. This option vested immediately and is exercisable until September 7, 2010, except as provided in the option agreement. The second option is for 150,000 shares of common stock, exercisable at $61.50 per share and vesting in five equal installments of 30,000 shares on October 1 in each year from 2001 through 2005. Once vested, the options remain exercisable until October 1, 2010, except as provided in the option agreement.

      In March 2002, we entered into an employment agreement with David F. Sorrells, our chief technical officer and a director, which expires March 6, 2007. The agreement provides that Mr. Sorrells will receive an annual base salary of not less than $250,000 for the first two-year period with annual increases thereafter as determined by the compensation committee, but not less than 5% of the prior year's base salary. Mr. Sorrells currently receives an annual base salary of $262,500. Mr. Sorrells will also receive an annual bonus as may be determined by the compensation committee based on the recommendation of the chief executive officer. Mr. Sorrells may also be granted awards under the company's equity performance plans. Mr. Sorrells received a cash bonus of $135,000 for 2004, determined by the compensation committee.

      In September 2003, we entered into an employment agreement with William A. Hightower in connection with his becoming the president of the Company. Mr. Hightower resigned as the president on November 19, 2004 and the employment agreement was terminated. Mr. Hightower has remained as a director of the company. Under the agreement, Mr. Hightower was paid in his capacity as president at an annual base salary rate of $250,000 and was eligible for bonuses. Mr. Hightower was also granted an option under the 2000 Performance Equity Plan to purchase up to 500,000 shares of common stock at $8.00 per share, of which 100,000 shares vested on September 2, 2004 and are exercisable until September 2013. The balance of the options terminated upon his resignation.

Stock Option Plans

      In September 1993, the board of directors approved the 1993 stock plan pursuant to which an aggregate of 500,000 shares of common stock were initially reserved for issuance in connection with the benefits available for grant. The 1993 stock plan was amended on September 19, 1996, August 22, 1997 and November 16, 1998 by the board of directors to raise the number of shares of common stock subject to the plan to 3,500,000. Each of these amendments was approved by our shareholders. In September 2003, the 1993 stock plan was closed for future grants of benefits, but remains outstanding until all the benefits granted there under have either been exercised or terminated by their terms. As of December 31, 2004, there were a total of 2,082,252 shares of common stock that are subject to outstanding grants under the 1993 stock plan.

      In May 2000, the board of directors approved our 2000 performance equity plan pursuant to which a total of 5,000,000 shares of common stock were reserved for issuance in connection with the awards available for grant. The 2000 plan was approved by our shareholders on July 13, 2000. The following types of awards may be granted under the 2000 plan:

      o     incentive stock options;
      o     non-qualified stock options;
      o     stock appreciation rights;
      o     restricted stock awards;
      o     stock bonuses; or
      o     other forms of stock benefits.

      Incentive stock options may be granted only to our employees. Other benefits may be granted to our consultants, directors (whether or not they are employees of ours), employees and officers. As of December 31, 2004, awards to purchase a total of 3,579,630 shares of common stock have been granted and are outstanding or have been exercised under the 2000 plan. As of December 31, 2004, we had 1,420,370 shares of common stock available for grant for future awards under the 2000 plan.

Equity Compensation Plan Information

      The following table gives the information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the 1993 Stock Plan, the 2000 Performance Equity Plan and other miscellaneous plans.

                                                                                                    Number of securities
                                              Number of securities                                remaining available for
                                               to be issued upon     Weighted-average exercise  future issuance under equity
                                                  exercise of           price of outstanding         compensation plans
                                              outstanding options,             options,            (excluding securities
        Plan Category                         warrants and rights        warrants and rights      reflected in column (a))
        -------------                         -------------------        -------------------      ------------------------
                                                      (a)                         (b)                        (c)
Equity compensation plans
   approved by security holders                    5,363,202                    $21.24                    1,420,370
Equity compensation plans not
   approved by security holders                      115,000                    $23.25                          -0-
                                                   ---------                                              ---------
                  Total                            5,478,202                                              1,420,370
                                                   =========                                              =========

      The equity compensation plans reported upon in the above table that were not approved by security holders include:

      o Options to purchase 25,000 shares granted to two directors in March 1999 at exercise prices of $23.25 per share. These options are vested and expire in March 2009.

      o Options to purchase 100,000 shares granted to an employee in March 1999 at an exercise price of $23.25. These options vested over five years, ending on May 26, 2004, and expire in May 2009. As of December 31, 2004, options to purchase 90,000 shares were subject to this agreement and 10,000 options have been exercised.

Performance Graph

      The following graph shows a five-year comparison of cumulative total shareholder returns for our Company, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index and Nasdaq Telecommunications Index for the five years ending December 31, 2004. The total shareholder returns assumes the investment on December 31, 1999 of $100 in our common stock, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index, and Nasdaq Telecommunications Index at the beginning of the period, with immediate reinvestment of all dividends.

[PERFORMANCE GRAPH]

                                                          Cumulative Total Return
                                      ---------------------------------------------------------------
                                       12/99      12/00       12/01      12/02       12/03      12/04
PARKERVISION, INC.                    100.00     119.11       68.29      26.54       31.84      28.94
NASDAQ STOCK MARKET (U.S.)            100.00      60.09       45.44      26.36       38.55      40.87
NASDAQ TELECOMMUNICATIONS             100.00      52.17       38.29      23.31       41.85      45.52
NASDAQ ELECTRONIC COMPONENTS          100.00      81.80       70.04      34.99       67.83      53.30

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2004, all filing requirements applicable to our executive officers, directors and ten percent shareholders were fulfilled.

Certain Relationships and Related Transactions

      We lease our executive offices pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker and Barbara Parker. Barbara Parker is Mr. Parker's mother. The term of the lease expires in 2007 and is renewable for an additional five-year term. For each of the years ended December 31, 2004 and 2003, we incurred approximately $298,900 in rental expense under the lease. We believe that the terms of the lease are no less favorable to us than terms we could have obtained from an unaffiliated third party.

      On March 26, 2003, to raise additional working capital, we sold shares of common stock for cash to Leucadia National Corporation, a then holder of greater than 5% beneficial ownership of our common stock, at $3.91 per share for an aggregate of $2,500,000, which per-share price was 80% of the ten-day weighted average price per share ending on the day immediately prior to the sale. Leucadia was also granted registration rights for the purchased shares and a four-year pre-emptive right to acquire additional shares in certain circumstances. As a condition to this purchase, members of the Parker family, including Jeffrey L. Parker, our chief executive officer and chairman of the board, Todd Parker, vice president and a director and Stacie Wilf, our corporate secretary and a director, were required to purchase 495,050 shares of common stock for cash at $5.05 per share for an aggregate of $2,500,000, which per-share price was the five-day closing bid price average per share ending on the day immediately prior to the sale. Each of these purchasers was granted registration rights. The transactions were approved in advance by the audit committee and the board of directors, with the interested parties abstaining.

                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP was our independent accountants for the fiscal year ending December 31, 2004 and have been retained for 2005. A representative of Pricewaterhouse Coopers LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             SOLICITATION OF PROXIES

      We are soliciting the proxies of shareholders pursuant to this proxy statement. We will bear the cost of this proxy solicitation. In addition to solicitations of proxies by use of the mail, some of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals and Nominations

      Proposals of shareholders intended to be presented at the annual meeting to be held in 2006 must be received at our offices by April 18, 2006 for inclusion in the proxy materials relating to that meeting.

      Our by-laws contain provisions in it intended to promote the efficient functioning of our shareholder meetings. Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

      Under the by-laws, shareholders must provide us with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2006 no later than April 18, 2006. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder's number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

      Shareholder proposals or nominations should be addressed to Stacie Wilf, Corporate Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256.

Discretionary Voting of Proxies on Other Matters

      We do not now intend to bring before the annual meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board of directors intend to present at the annual meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        Stacie Wilf
                                        Secretary

Jacksonville, Florida
June 27, 2005

                                                                 2005 Proxy Card

                                   P R O X Y

                           ParkerVision, Inc. - Proxy
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on August 9, 2005

      The undersigned Shareholder(s) of ParkerVision, Inc., a Florida corporation ("Company"), hereby appoints Jeffrey L. Parker and Todd Parker, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on August 9, 2005 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

1.    Election of the following Directors:

      FOR all nominees listed below except              AGAINST all nominees
      as marked to the contrary below      |_|          listed below         |_|

      Jeffrey L. Parker, Todd Parker, David F. Sorrells, William A. Hightower,
        Richard A. Kashnow, William L. Sammons, Nam P. Suh,
        Papken S. der Torossian and John Metcalf

      INSTRUCTIONS: To vote AGAINST any individual nominee, write that nominee's name in the space below.

      __________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

           FOR |_|              AGAINST |_|               ABSTAIN |_|

|_| I plan on attending the Annual Meeting.

                                    Date: ________________________________, 2005


                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if held jointly

                                    Please sign exactly as name appears above.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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